Exhibit 99.4

Associated Materials, LLC

AMH New Finance, Inc.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

Up to $100,000,000 aggregate principal amount of their 9.125% Senior Secured Notes due 2017,

which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 9.125% Senior Secured Notes due 2017 issued in a private offering on May 1, 2013

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Associated Materials, LLC, a Delaware limited liability company, and AMH New Finance, Inc., a Delaware corporation (together, the “Company”), and certain subsidiaries of the Company, pursuant to the Prospectus, dated                     , 2013 (as amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if the certificates for the Private Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m. (New York City time) on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Private Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m. (New York City time) on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

Wells Fargo Bank, National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wells Fargo Bank, National Association Corporate Trust Operations MAC #N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, National Association Corporate Trust Operations MAC #N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, National Association Corporate Trust Services Northstar East Bldg. — 12th Floor 608 2nd Avenue South Minneapolis, MN 55402

(if by mail, registered or certified

recommended)

By Facsimile:	To Confirm by Telephone:

(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Private Notes indicated below, pursuant to the guaranteed delivery procedures described in “The exchange offer—Guaranteed delivery procedures” section of the Prospectus.

Certificate Number(s) (if known) of Private Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Private Notes	Aggregate Principal Amount of Private Notes Being Tendered

PLEASE COMPLETE AND SIGN
(Signature(s) of Record Holder(s))
(Please Type or Print Name(s) of Record Holder(s))
Dated:

Address:
(Zip Code)

(Daytime Area Code and Telephone No.)
☐ Check this Box if the Private Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Private Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Private Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Private Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Private Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Telephone No.:

Name:

(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Company.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Private Notes without alteration, addition, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Private Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

4